EX-4.8



THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER
SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES), SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

                                                              ------------
                                Date: ____, 2004              ------------
                                                              ------------





                  WARRANT FOR THE PURCHASE OF _______ SHARES OF

                   COMMON STOCK OF ELITE PHARMACEUTICALS, INC.

Exercise Price: $1.23 per share, subject to adjustment as provided below (the "Exercise Price")


         THIS IS TO CERTIFY that, for value received, ___________________ and its successors and assigns (collectively, the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to _______ shares (the "Warrant Shares") of the common stock ("Common Stock"), of Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and to receive certificates for the Common Stock so purchased.

         1. EXERCISE PERIOD. The period (the "Exercise Period") in which to purchase shares of Common Stock is the period beginning on the earlier of (i) the effectiveness of a registration statement covering shares of the Common Stock issued upon conversion of the Series A Preferred Stock, par value $0.01 per share, of the Company, sold by the Company in a private placement pursuant to the Placement Agent Agreement dated August 12, 2004, and (ii) October __, 2005; and end at 5:00 p.m., New York time on the earlier of (x) the fifth anniversary of the effectiveness of such registration statement and (y) October __, 2010. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

         2. EXERCISE OF WARRANT; CASHLESS EXERCISE. This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by tender to the Company of Exercise Price, either (a) in cash, by wire transfer or by certified check or bank cashier's check, payable to the order of the Company, or (b) by surrendering all or a portion of the Warrant using the amount by which the Fair Market Value, as defined, exceeds the Exercise Price to purchase a number of shares of Common Stock without the payment of any cash as illustrated in the formula below in this Section 2 (a "Cashless Exercise"), together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as EXHIBIT A (the "Subscription"). Upon receipt of the foregoing, the Company will deliver to the Holder, as promptly as possible but in no event more than three business days, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or its transferee (as permitted under Section 3 below). With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant is delivered to the Company with a properly executed Subscription and payment of the Exercise Price (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current Fair Market Value of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for.

         If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

         X = Y (A-B)

                    A

         Where:

                    X    =   the number of shares of Common Stock to be issued
                             to Holder;

                    Y    =   the  portion of the  Warrant (in number of shares
                             of Common Stock) being exercised by Holder (at the date of such calculation) on a cashless basis;

                    A    =   the  Fair  Market  Value of one  share of  Common
                             Stock on the Exercise Date (as  calculated  below);
                             and

                    B    =   Exercise Price.

For purposes of the above calculation, the fair market value of one share shall mean: (i) if the principal trading market for such securities is a national securities exchange, the Nasdaq Stock Market or the Over-the-Counter Bulletin Board (OCBB) (or a similar system then in use), the average last reported sales or if only traded on the OCBB, the average last closing price on the principal market for the five trading days immediately prior to the Exercise Date; or (ii) if (i) is not applicable, and if bid and asked prices for shares of Common Stock are reported by the National Quotation Bureau, Inc., the average of the high bid and low asked prices so reported for the five trading days immediately prior to the Exercise Date. Notwithstanding the foregoing, if there is no last reported sales or closing price or bid and asked prices, as the case may be, for the period in question, then the fair market value of one share on the Exercise Date shall be determined in good faith by, and reflected in a formal resolution of, the board of directors of the Company.

         3. TRANSFERABILITY AND EXCHANGE.

                  (a) This Warrant, and the Common Stock issuable upon the exercise hereof, may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws. Subject to the satisfaction of the aforesaid condition, this Warrant and the underlying shares of Common Stock shall be transferable from time to time by the Holder upon written notice to the Company. If this Warrant is transferred, in whole or in part, the Company shall, upon surrender of this Warrant to the Company, deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer. The Company may place a legend similar to the legend at the top of this Warrant on any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant or any replacement Warrants. Only a registered Holder may enforce the provisions of this Warrant against the Company. No transfer of this Warrant may be effective upon a failure to deliver by the Registered Holder to the Company of this Warrant and Assignment substantially in the form set forth in EXHIBIT B attached hereto.

                  (b) This Warrant is exchangeable upon its surrender by the registered Holder to the Company for new Warrants in form and substance representing in the aggregate the right to purchase the number of shares purchasable hereunder.

         4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

                  (a) DIVIDENDS, ETC. In case the Company shall, with respect to the holders of its Common Stock, (i) pay a Common Stock dividend or make a distribution to its stockholders in shares of Common Stock or other securities,
(ii) split or subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or on the effective date of such split, subdivision or combination, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock, as the case may be) of the Company, at the same aggregate Exercise Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                  (c) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                  (d) WEIGHTED AVERAGE ADJUSTMENT. If at any time after the date hereof, the Company shall issue shares of Common Stock or rights, options, warrants or other securities to subscribe for or purchase Common Stock, or securities convertible or exercisable into or exchangeable for Common Stock ("Common Stock Equivalents") (excluding shares, rights, options, warrants, or convertible or exchangeable securities, issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 4(a) -(c) above, (ii) upon exercise of the Warrants or any other Common Stock Equivalents outstanding as of the date hereof, (iii) upon conversion of the Series A Preferred Stock, par value $0.01 per share, of the Company, (iv) pursuant to any stock option plans, stock bonus plans or stock incentive plans, (v) in connection, or as consideration for, any merger, consolidation, acquisition of a majority of the voting equity of any entity, acquisition of any discrete business unit of any entity or acquisition of assets (in each case, whether directly with, by, or into the Company or a direct or indirect subsidiary of the Company) or (vi) with respect to any issuance or transaction as to which holders of a majority of the Company's Series A Preferred Stock, par value $0.01 per share, have provided written consent), at a price per share lower than the Exercise Price per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock on a fully diluted basis (assuming conversion, exchange or exercise of all Common Stock Equivalents) immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by the Exercise Price, and (2) the denominator of which shall be the total number of shares of Common Stock on a fully diluted basis (assuming conversion, exchange or exercise of all Common Stock Equivalents) immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such

Common Stock Equivalents shall be entitled to subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance (whether or not such Common Stock Equivalent is then exercisable, convertible or exchangeable), and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Common Stock Equivalents, plus the minimum aggregate consideration or premiums stated in such Common Stock Equivalents, to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such Common Stock Equivalents. On the expiration or the termination of such Common Stock Equivalents, or the termination of such right to convert or exchange, the Exercise Price shall forthwith be readjusted (but only with respect to that portion of the Warrants which has not yet been exercised) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such Common Stock Equivalents, been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such Common Stock Equivalents; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such Common Stock Equivalents, or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price, as then in effect, shall forthwith be readjusted (but only with respect to that portion of the Warrants which has not yet been exercised or converted after such change) to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such Common Stock Equivalents not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Common Stock or any such Common Stock Equivalents, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 4(d) shall be as determined in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. In the event of any adjustment in the Exercise Price pursuant to this Section 4(d), the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

                  (e) Notwithstanding any provision herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

                  (f) In the event that at any time, as a result of an adjustment made pursuant to Section 4(a) or (b) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this

Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

                  (g) In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 4, as may be necessary to preserve, without dilution, the purchase rights represented by this Warrant. In no event shall any adjustment be required or result from the sale by the Company of securities or convertible securities or the grant or sale of options or warrants to purchase shares of its Common Stock or other securities.

         5. REGISTRATION RIGHTS. The Holder shall be entitled to the benefits of the Registration Rights Agreement the form of which is attached hereto as EXHIBIT C.

         6. RESERVATION OF SHARES. The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock issuable upon the full exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that are delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

         7. NOTICES TO HOLDER. Upon any adjustment of the Exercise Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter, but in no event later than 10 days after the event causing the adjustment has occurred, cause to be given to the Holder written notice of such adjustment. Such notice shall include the Exercise Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company's method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 7.

         In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right or to give effect to any split, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for such split, dividend, distribution, or right, and stating the amount and character of such split, dividend, distribution, or right; or
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

         8. NO RIGHTS AS A STOCKHOLDER. This Warrant does not entitle the Holder to any voting rights, distribution rights, dividend rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

         9. ADDITIONAL COVENANTS OF THE COMPANY. If the Common Stock is listed for trading on any national securities exchange or Nasdaq, the Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares.

         The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

         The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise,
(b) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock, and (c) the Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance, or sale of securities or any other voluntary action, avoid, circumvent, or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

         11. NOTICES. The Company agrees to maintain a ledger of the ownership of this Warrant (the "Ledger"). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three business days written notice to the Company designate or substitute one other address where notice is to be given. Notice shall be deemed given and received when a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

         12. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

         13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice of laws thereof.

         14. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         15. ENTIRE AGREEMENT. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                          Elite Pharmaceuticals, Inc.

                                      By:
                                          -------------------------------------
                                          Bernard Berk, Chief Executive Officer

                                    EXHIBIT A

                                SUBSCRIPTION FORM

(To be Executed by the Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

         The undersigned hereby irrevocably subscribes for _______ shares of the Common Stock of the Company pursuant to and in accordance with the terms and conditions of the Warrant to which this form is a part, and hereby makes payment of $_______ therefor by tendering cash, wire transferring or delivering a certified check or bank cashier's check, payable to the order of the Company (or by electing a Cashless Exercise as provided in Section 2 of the Warrant). The undersigned requests that a certificate for the Common Stock be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If said certificate for the Common Stock is less than all of the shares purchasable pursuant to the Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

         In connection with the issuance of the Common Stock, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act") except to the extent, the Common Stock is registered under the Securities Act for distribution.

         I understand that because the Common Stock has not been registered under the Securities Act, I must hold such Common Stock indefinitely unless the Common Stock is subsequently registered and qualified under the Securities Act or is exempt from such registration and qualification. I shall make no transfer or disposition of the Common Stock unless (a) in the opinion of counsel reasonably satisfactory to the Company such transfer or disposition can be made without registration under the Securities Act by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

         I agree that each certificate representing the Common Stock delivered to me shall bear substantially the same legend as set forth on the front page of the Warrant.

         I further agree that the Company may place stop orders on the certificates evidencing the Common Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company of an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

Date:_______________________________     Signed:________________________________

                                         Address:_______________________________

                                    EXHIBIT B

                                   ASSIGNMENT

        (To be Executed by the Holder to Effect Transfer of the Warrant)


         For Value Received __________________________ hereby sells, assigns and transfers to _________________________ the Warrant attached hereto and the rights represented thereby to purchase _________ shares of Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _________________________ as attorney to transfer such Warrant on the books of the Company with full power of substitution.

         The Assignor shall not transfer or dispose of the Warrant unless (a) in the opinion of counsel reasonably satisfactory to the Company, such transfer or disposition can be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

Dated:________________________             Signed: _____________________________


Please print or typewrite                  Please insert Social Security
name and address of                        or other Tax Identification
assignee:                                  Number of Assignee:

-------------------------------------      -------------------------------------

-------------------------------------

-------------------------------------

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT











                                       C-1